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                                                                   EXHIBIT 99.1

                        [SPECIALTY LABORATORIES LOGO]


             SPECIALTY LABORATORIES AND AMERINET RENEW PURCHASING
                                RELATIONSHIP

Santa Monica, Calif., May 24, 2001 - Specialty Laboratories, Inc. (NYSE: SP) (SPECIALTY) a leading research-driven clinical reference laboratory, announced today that it signed a three-year agreement with AmeriNet, renewing its affiliation with the nation's largest membership-based group purchasing organization in health care.

Under the agreement, SPECIALTY will serve as a preferred provider of clinical laboratory services to AmeriNet's more than 14,000 member facilities, including 1,800 member hospitals. The renewal takes effect on June 1, 2001 and includes option rights to renew and extend the contract beyond the three-year period.

Participating physicians in AmeriNet's member facilities may order from SPECIALTY'S comprehensive array of esoteric assays, designed to meet the specific clinical needs of physicians in more than fifteen specialty areas. AmeriNet's physicians and hospital affiliates can also take advantage of SPECIALTY'S information technology solutions that automate assay ordering and results reporting, improving turn-around times and reducing risks of medical error.

Since its original agreement with AmeriNet in 1998, SPECIALTY'S expertise in test development, information technology and customer service has continuously grown the company's roster of AmeriNet-member clients, most recently adding Virginia Mason Medical Center in Seattle.

"Specialty Laboratories is pleased to continue the relationship with AmeriNet, and believes this renewal demonstrates the satisfaction of its affiliates," noted James B. Peter, M.D., Ph.D., chairman and chief executive officer of Specialty Laboratories. "We share the commitment of AmeriNet's members to quality patient care and look forward to working with them in achieving this goal with our menu of esoteric testing services."

"Our agreement with Specialty Laboratories has proven to be beneficial to all involved," said Kenneth J. Roseman, vice president of program development for AmeriNet. "Specialty's excellent line of clinical laboratory services has clearly demonstrated the meaning of AmeriNet's core philosophy of `Choice, Voice and Value' for our members, and the optimal value AmeriNet and our partners can bring to participating facilities."

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ABOUT SPECIALTY
Specialty Laboratories is a full-service, reference laboratory offering a wide variety of esoteric, often unique clinical tests. SPECIALTY serves the hospital, laboratory and physician specialist community. Unlike standard reference laboratories, SPECIALTY focuses on cutting-edge research and development of new assays as well as refinement of existing diagnostic tests to produce assays with greater sensitivity, specificity, efficiency, and clinical value for reliable and cost-effective patient assessment. SPECIALTY'S commitment to R&D and Information Technology has placed the Company in the forefront of clinical testing and has made it a leader in innovative electronic data reporting. Today, SPECIALTY is recognized as the largest single source of specialized testing in the United States. SPECIALTY'S web address is www.specialtylabs.com.

ABOUT AMERINET
Founded in 1986, AmeriNet, Inc., headquartered in St. Louis, operates through its three shareholder health care organizations: AmeriNet Central, Intermountain Health Care, Inc. and Vector. It represents 14,239 member facilities in all 50 states, including hospitals, medical group practices, nursing homes, surgery centers, managed care organizations, pharmacies and integrated delivery networks. Additional information about AmeriNet can be found at www.amerinet-gpo.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995
This release may contain forward-looking statements that Involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our Registration Statement on Form S-1 declared effective on December 8, 2000 and our periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that increased or unexpected competition and fluctuations in demand from our customers may reduce our results in the future and cause our revenue and operating margins to suffer, customer and supplier relationships may change, new product concepts may not yield marketable products and any acquisitions will not be integrated successfully with Specialty. Specialty undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Specialty Laboratories Contact:           AmeriNet Contacts:
Greg Mann                                 Mark Bretz or Terri Hensel
Specialty Laboratories                    Adamson Public Relations
310-586-7261                              314-727-9500




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